Exhibit 99.1

For Immediate Release:	July 23, 2013

Investor Relations Contact:	Media Relations Contact:
Marliese L. Shaw	Adam J. Jeamel
Senior Vice President, Investor Relations Officer	Vice President, Corporate Communications
860-291-3622 mshaw@rockvillebank.com	860-291-3765 ajeamel@rockvillebank.com

Rockville Bank Announces Plans to Open a

Full-Service Banking Branch in Hamden

Targeting 4th Quarter Opening

GLASTONBURY, CONN., July 23, 2013 – William H.W. Crawford, IV, President and Chief Executive Officer of Rockville Bank (the “Bank”) and Rockville Financial, Inc. (the “Company”) (NASDAQ Global Select Stock Market: “RCKB”), today announced that the Bank has filed an application with the Connecticut Department of Banking and the FDIC and received their regulatory approval to open a new retail banking branch at 2290 Whitney Avenue in Hamden, Conn.

This branch will be Rockville Bank’s first retail banking location in New Haven County.

The Bank’s application calls for establishing a nearly 2,000 square foot, full-service branch that would provide retail and commercial deposit and loan products, investment advisory services, mortgage loan origination, small business products, night deposit services, drive-thru teller and ATM.

Rockville Bank opened a loan production office in Hamden at 2319 Whitney Avenue in July 2011. Over the past two years, the commercial banking executives and residential mortgage loan officers at this location have provided significant lending to individuals and businesses from the greater New Haven area. A retail banking presence by Rockville Bank in Hamden will help support this successful and growing loan production office while providing new and existing customers with convenient access to full-service banking.

“Rockville Bank has achieved great success over the past two years when it comes to commercial and residential mortgage lending in Hamden and New Haven County. Our strategy to expand into new markets west of the Connecticut River and down I-91 South to New Haven is a sound business decision as we continue to witness a demand for personal and business banking services in the area,” said Crawford. “A conveniently-located Rockville Bank branch in Hamden will not only provide support to our customer relationship managers there but will offer customers in the area access to a full-service Rockville Bank branch.”

“Although this will be our first Rockville Bank retail branch in New Haven County, local residents and businesses will soon experience what so many of our long-time customers have benefitted from while banking with us: a 155-year legacy of superior customer service, access to an experienced banking team and an unwavering commitment to the communities we serve through employee volunteerism and generosity of the Rockville Bank Foundation,” Crawford added.

Rockville Bank hopes to open the new branch in Hamden in the fourth quarter of 2013.

About Rockville Bank:

Rockville Bank is a 22-branch community bank serving Tolland, Hartford, New Haven and New London counties in Connecticut. It provides convenient banking for the residents and businesses of Colchester, Coventry, East Windsor, Ellington, Enfield, Glastonbury, Manchester, Rockville, Somers, South Glastonbury, South Windsor, Suffield, Vernon, West Hartford and is open seven days a week at its Big Y supermarket locations in Enfield and Manchester. The Bank opened a New Haven County Commercial Banking Office in Hamden, Conn. and opened its doors to their full-service Banking Center in West Hartford, Conn. in 2013. For more information about Rockville Bank’s products and services, call (860) 291-3600 or visit www.rockvillebank.com. For more information about Rockville Financial, Inc. visit www.rockvillefinancialinc.com.

Forward Looking Statements:

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

###